                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                 CIMA LABS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                   [CIMA LOGO]

                                 CIMA LABS INC.
                             10000 Valley View Road
                          Eden Prairie, Minnesota 55344
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 2000
                             ----------------------


TO THE STOCKHOLDERS OF CIMA LABS INC.:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of CIMA LABS INC., a Delaware corporation (the "Company"), will be held on Friday, June 2, 2000 at 2:00 p.m., local time, at the offices of the Company at 10000 Valley View Road, Eden Prairie, Minnesota 55344, for the following purposes:

     1. To elect four directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting.

     The Board has fixed the close of business on Friday, April 14, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                  By Order of the Board of Directors

                                  /s/ David A. Feste

                                  David A. Feste
                                  Secretary
Eden Prairie, Minnesota
April 21, 2000


     YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY. PLEASE NOTE, HOWEVER, THAT IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR NAME AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NEED TO OBTAIN EVIDENCE OF YOUR OWNERSHIP OR A PROXY ISSUED IN YOUR NAME FROM THE BROKER, BANK OR OTHER NOMINEE WHO IS THE STOCKHOLDER OF RECORD FOR THE SHARES THAT YOU OWN.

                                   [CIMA LOGO]

                                 CIMA LABS INC.
                             10000 Valley View Road
                          Eden Prairie, Minnesota 55344

                               -------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                              ---------------------

                                  JUNE 2, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

       The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of CIMA LABS INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, June 2, 2000, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 10000 Valley View Road, Eden Prairie, Minnesota 55344. The Company intends to mail this Proxy Statement and accompanying Proxy card on or about April 21, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

       The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

       Only holders of record of Common Stock at the close of business on April 14, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business April 14, 2000, the Company had outstanding and entitled to vote 10,851,569 shares of Common Stock.

       Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

       Any person giving a Proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 10000 Valley View Road, Eden Prairie, Minnesota 55344, a written notice of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a Proxy.

STOCKHOLDER PROPOSALS

       Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than December 22, 2000 in order to be included in the Proxy Statement and Proxy relating to that Annual Meeting.

       Under the Third Restated Bylaws of the Company (the "Bylaws"), stockholder proposals to be brought before any meeting of stockholders or nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the stockholder must be delivered or received at the Company's principal executive offices not less than 90 days before the first anniversary of the preceding year's annual meeting, or, for the 2001 Annual Meeting of Stockholders, by March 3, 2001. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal, such stockholder and the nominees, as specified in the Company's Bylaws. The presiding officer of the meeting may refuse to acknowledge any proposal or nominations not made in compliance with the foregoing procedure.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

       There are four nominees for the four Board positions authorized by resolution of the Board in accordance with the Company's Bylaws. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, each director having been elected by the stockholders.

       Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by Proxy and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and certain information about them are set forth below:



NAME                                  AGE                                 PRINCIPAL OCCUPATION
---------                           -------    -------------------------------------------------------------------------

John M. Siebert, Ph.D.                 60        President and Chief Executive Officer of the Company
Terrence W. Glarner                    56        Chairman of the Board; President, West Concord Ventures, Inc.
Steven B. Ratoff                       57        Executive Vice President and Chief Financial Officer,
                                                   Brown-Forman Corporation
Joseph R. Robinson, Ph.D.              61        Professor of Pharmacy, University of Wisconsin at Madison


       JOHN M. SIEBERT, PH.D., has been the President and Chief Executive Officer of the Company since September 1995 and a director of the Company since May 1992. From 1992 to 1995, Dr. Siebert was Vice President, Technical Affairs, at Dey Laboratories, Inc., a pharmaceutical company.

       TERRENCE W. GLARNER has been a director of the Company since July 1990 and has served as the Chairman of the Board since April 1995. Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company, since February 1993, and is a consultant to Norwest Venture Capital, Inc., a venture capital company. Mr. Glarner serves as a director of Aetrium Incorporated, Datakey, Inc., FSI International, Inc. and Premis Corporation.

       STEVEN B. RATOFF has been a director of the Company since March 1995. Mr. Ratoff has been Executive Vice President and Chief Financial Officer of Brown-Forman Corporation since December 1994. Mr. Ratoff serves as a director of Inkine Pharmaceutical Company, Inc.

       JOSEPH R. ROBINSON, PH.D., has been a director of the Company since January 1993. Dr. Robinson has been a Professor of Pharmacy, University of Wisconsin at Madison, since 1966. He serves as a director of Emisphere Technologies, Inc.

BOARD COMMITTEES AND MEETINGS

       During the fiscal year ended December 31, 1999, the Board held eight meetings. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing nominating committee.

       The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company's independent auditors. It also reviews the Company's accounting principles and its system of internal controls, and reports the results of these reviews to management and the Board. The Audit Committee meets with the Company's independent auditors at least once annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three non-employee directors, Messrs. Glarner, Ratoff and Robinson. The Audit Committee held one meeting during the fiscal year ended December 31, 1999.

       The Compensation Committee (i) determines the amount of compensation for the Chief Executive Officer and President of the Company, (ii) reviews recommendations of the Chief Executive Officer concerning compensation for the other executive officers and incentive compensation, including stock options, for the other employees of the Company, subject to ratification by the Board, and (iii) otherwise administers the Company's performance compensation and stock option plans. The Compensation Committee is currently composed of two non-employee directors, Messrs. Glarner and Ratoff. The Compensation Committee held one meeting during the fiscal year ended December 31, 1999.


                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

       The Board has selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1986. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

       Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider its selection. Even if the selection is ratified, the Audit Committee may recommend, and the Board in their discretion may direct, the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 2000 by: (i) each director; (ii) each executive officer of the Company named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. At March 31, 2000, there were 10,851,569 shares of Common Stock issued and outstanding.

                                                                                        BENEFICIAL OWNERSHIP(1)
                                                                                  ------------------------------------
                                                                                    NUMBER OF          PERCENT OF
  BENEFICIAL OWNER                                                                    SHARES             TOTAL
  ----------------------                                                          ------------------------------------

  President and Fellows of Harvard
College                                                                                  646,900(2)      6.0
  c/o Harvard Management Company, Inc.
     600 Atlantic Avenue, Boston, Massachusetts 02210
  Franklin Small Cap Growth Fund                                                         600,000(3)      5.5
      P.O. Box 11203
      New York, New York, 10249
  Capital Research and Management Company                                                617,200         5.7
     and SMALLCAP World Fund, Inc.
     333 South Hope Street
     Los Angeles, California 90071
  John M. Siebert, Ph.D.                                                                 365,166(4)      3.3
  John Hontz, Ph.D.                                                                      107,683(5)       *
  Keith P. Salenger (6)                                                                        0(6)       *
  Jack A. Khattar (7)                                                                          0(7)       *
  Terrence W. Glarner                                                                    110,000(8)      1.0
  Steven B. Ratoff                                                                       103,839(9)       *
  Joseph R. Robinson, Ph.D.                                                              75,079(10)       *

  All Executive Officers and Directors as a Group (5 persons) (12)                      761,767(11)      7.0

---------------------------
*  Less than one percent.
(1) Unless otherwise indicated in the footnotes below, this table is based upon information supplied by officers, directors and certain principal stockholders of the Company, and by certain other principal stockholders in
     Schedule 13Gs filed with the Securities and Exchange Commission (the "SEC") in February 2000. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2) The number of shares indicated is based upon information reported to the SEC in a Schedule 13G filed on April 10, 2000 for the month ended March 31, 2000.
(3) The number indicated is based upon information reported in the Company's Registration Statement on Form S-3 filed with the SEC on April 14, 2000 with respect to 1.1 million shares of Common Stock sold to certain accredited investors on March 13, 2000.
(4) Includes 319,166 shares that may be acquired within 60 days of March 31, 2000, pursuant to outstanding options.

(5) Includes 101,183 shares that may be acquired within 60 days of March 31, 2000, pursuant to outstanding options.
(6) Mr. Salenger was Vice President, Finance, and Chief Financial Officer of the Company until December 15, 1999, at which time he resigned. Between January 1, 2000 and March 31, 2000, Mr. Salenger exercised and sold in market transactions 60,500 shares acquired pursuant to outstanding options that were exercisable on the date of his resignation.
(7) Mr. Khattar was Vice President, Business Development, of the Company until May 11, 1999, at which time he resigned. After resigning from the Company, Mr. Khattar did not exercise any outstanding options, which expired on August 11, 1999.
(8) Includes 80,000 shares that may be acquired within 60 days of March 31, 2000, pursuant to outstanding options.
(9) Includes 65,839 shares that may be acquired within 60 days of March 31, 2000, pursuant to outstanding options.
(10) Includes 75,079 shares that may be acquired within 60 days of March 31, 2000, pursuant to outstanding options.
(11) Includes an aggregate of 641,267 shares that may be acquired within 60 days of March 31, 2000, pursuant to outstanding options. See footnotes 4 through 10.
(12) Excludes Messrs. Khattar and Salanger as both individuals resigned from the Company during 1999.

SECTION 16(A) REPORTING

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that each of Messrs. Siebert and Hontz inadvertently filed their Form 5 Annual Reports relating to an option grant in June 1999 one day late.


                             EXECUTIVE COMPENSATION


COMPENSATION OF DIRECTORS

       Each non-employee director of the Company is entitled to receive an annual fee of $5,000, payable quarterly, a per meeting fee of $2,500 for each meeting (including telephonic meetings) of the Board attended by such non-employee director and a per meeting fee of $1,250 for each meeting of (i) a committee of the Board not held in connection with a regular Board meeting or
(ii) an operating committee of the Company, in each case attended by such non-employee director; provided, however, that the aggregate amount of fees paid shall not exceed $20,000 (excluding expense reimbursement) per director per year. The members of the Board are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Mr. Glarner voluntarily chose to forgo the payment of any fees in the fiscal year ended December 31, 1999.

       Pursuant to the Non-Employee Directors' Fee Option Grant Program (the "Directors' Program"), non-employee directors may defer receipt of cash compensation attributable solely to services as a Board member and receive future payment of those fees in the form of stock options to acquire Common Stock of the Company. Under the Directors' Program, the maximum number of shares of Common Stock that may be issued pursuant to options is 60,000, which may be unissued shares or reacquired shares, bought in the open market or otherwise. Shares subject to options, which expire or otherwise terminate without having been exercised in full shall again become available for issuance. Options granted under the Directors' Program are intended not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code").

       Non-employee directors who deferred director's fees and timely filed a deferral election automatically were granted an option to purchase Common Stock of the Company on the date of the Annual Meeting. In addition, each non-employee director who has a deferral election in effect as of any annual meeting of the Company automatically will be granted an option to purchase Common Stock of the Company on the date of such Annual Meeting.

       The number of shares of Common Stock subject to each option granted under the Directors' Program is equal to A/(B x 66 2/3%), where A is the maximum amount of the director's fees subject to the non-employee director's deferral election and applied to the grant of such option under the Directors' Program; and B is the fair market value per share of Common Stock on the last day of the month prior to the option grant date. The exercise price of options granted under the Directors' Program is 33 1/3% of the fair market value of the Common Stock subject to such option on the last day of the month prior to the date such option is granted. Options shall become exercisable in installments based on when a director's fees would become payable in cash. The term of options granted under the Directors' Program is the earlier of ten years from the grant date or three years following termination of service as a director.

       During the year ended December 31, 1999, the Company granted options under the Directors' Program covering 18,460 shares to the non-employee directors as a group at an exercise price per share of $1.083. The fair market value of such Common Stock on the date of grant was $3.25 per share (based on the closing sales price reported on the Nasdaq National Market System for the date specified in the Directors' Program). As of March 31, 2000, options to acquire 5,760 shares at $1.30 per share had been exercised under the Directors' Program.

       Each non-employee director of the Company also receives stock option grants under the 1994 Directors' Stock Option Plan (the "Directors' Plan"). Only directors of the Company who are not employees of the Company or a subsidiary of the Company are eligible to receive grants of options under the Directors' Plan. Options granted under the Directors' Plan are intended not to qualify as incentive stock options under the Code.

       Option grants under the Directors' Plan are non-discretionary. On the first business day immediately following the Annual Meeting of Stockholders in each year, each non-employee director of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board or the stockholders of the Company, an option to purchase 7,500 shares of Common Stock of the Company. In addition, each new non-employee director will receive an option to purchase 20,000 shares of Common Stock on the first business day following the date such new director is elected to the Board. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant.

       Options granted pursuant to the initial grant to purchase of 20,000 shares of Common Stock under the Directors' Plan become exercisable as to 50% of the option shares on the 12-month anniversary of the date of grant and the remainder become exercisable on the 24-month anniversary of the date of grant. Options granted on the business day following the annual meeting become fully exercisable six months subsequent to the date of grant. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments to the Directors' Plan and the outstanding options will be made so as not to increase or decrease the option rights outstanding.

       During the year ended December 31, 1999, the Company granted options under the Directors' Plan covering 7,500 shares to each non-employee director of the Company at an exercise price per share of $3.25. The fair market value of such Common Stock on the date of grant was $3.25 per share (based on the closing sales price reported on the Nasdaq National Market System for the date of grant specified in the Directors' Plan). As of March 31 2000, no options had been exercised under the Directors' Plan.

SUMMARY OF COMPENSATION

       The following table sets forth the cash and non-cash compensation for the three (3) fiscal years ended December 31, 1999 earned by the Company's Chief Executive Officer and each of its other executive officers whose Annual Compensation in a fiscal year exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                ANNUAL COMPENSATION        --------------
                                           -------------------------------   SECURITIES            ALL OTHER
                                                                             UNDERLYING          COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR     SALARY($)      BONUS($)(1)      OPTIONS(#)             ($)(2)
---------------------------------- -------  ------------- --------------  ----------------- ---------------------

John M. Siebert, Ph.D.              1999       259,393         55,000           25,000                10,413(3)
      President and                 1998       246,818         55,000           80,000                 8,483(3)
      Chief Executive Officer       1997       236,509         75,020          100,000                 8,465(3)

John Hontz, Ph.D.                   1999       158,798         46,750           25,000                 1,543
      Vice President, Research      1998       150,105         54,250          125,000                 5,792(4)
       and                          1997       143,093         21,600           72,000                30,526(5)
      Development/Operations
Jack A. Khattar (6)                 1999        74,208         20,750                0                 6,793(6)
      Vice President, Business      1998       169,760         20,750          150,000                 2,898(7)
      Development                   1997       148,564         22,800           38,000                 5,566(8)

Keith P. Salenger (9)               1999       174,995         20,250           10,000               172,787(10)
      Vice President, Finance and   1998       150,775         20,250          115,000                34,615(11)
      Chief Financial Officer       1997       142,488         21,600           36,000                23,761(12)

------------------------------------

(1) Except as otherwise noted, the bonus amounts are comprised of bonuses paid at the discretion of the Compensation Committee pursuant to the Company's executive bonus plan.
(2) Except as otherwise noted, represents Company matching contributions under the Company's 401-K retirement plan.
(3)  Includes $7,800 of car allowance paid by the Company.
(4)  Includes $4,442 of relocation expenses paid by the Company.
(5)  Includes $29,851 of relocation expenses paid by the Company.
(6) Mr. Khattar was Vice President, Business Development, of the Company until May 11, 1999, at which time he resigned. Included in other compensation is $5,991 for accrued vacation benefits.
(7)  Includes $1,200 of life insurance premiums paid by the Company.
(8) Includes $2,806 of relocation expenses and $1,200 of life insurance premiums paid by the Company.

(9) Mr. Salenger was Vice President, Finance, and Chief Financial Officer of the Company until December 15, 1999, at which time he resigned.
(10) Includes $154,000 accrued in 1999, of which $17,349 was paid by the Company in that year, pursuant to an agreement between Mr. Salenger and the Company in connection with Mr. Salenger's resignation from the Company. Mr. Salenger's base salary, at the rate in effect on the date he resigned, will be paid by the Company on the customary payroll pay dates through October 11, 2000, except such payments shall cease on the date Mr. Salenger accepts full-time employment.
(11) Includes $33,119 of relocation expenses paid by the Company.
(12) Includes $22,306 of relocation expenses paid by the Company.


                        STOCK OPTION GRANTS AND EXERCISES

       The Company grants options to its executive officers under the CIMA LABS INC. Equity Incentive Plan, as amended and restated (the "Plan"). As of December 31, 1999, options to purchase a total of 1,448,008 shares were outstanding under the Plan and options to purchase 451,845 shares remained available for grant thereunder.

       The following tables show, for the year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at December 31, 1999, by the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR




                                                                                                 POTENTIAL REALIZABLE
                                     INDIVIDUAL GRANTS                                             VALUE AT ASSUMED
  -----------------------------------------------------------------------------------------      ANNUAL RATES OF STOCK
                       SECURITIES      % OF TOTAL OPTIONS                                        PRICE APPRECIATION FOR
                       UNDERLYING          GRANTED TO                                                OPTION TERM(4)
                        OPTIONS        EMPLOYEES IN FISCAL  EXERCISE PRICE    EXPIRATION      ---------------------------
   NAME              GRANTED(#)(1)          YEAR(2)         PER SHARE($)(3)      DATE              5%            10%
  ----------------- ----------------- --------------------- ---------------- --------------   -------------  ------------

  John M. Siebert         25,000             6.32%               3.375          6/01/09        $  53,063     $ 134,472
  John Hontz              25,000             6.32%               3.375          6/01/09           53,063       134,472
  Jack A. Khattar              0               --                   --               --               --            --
  Keith P. Salenger       10,000(5)          2.53%               3.375          6/01/09           21,225        53,789

--------------------------

(1) All such options are granted under the Plan, have a ten-year term, and are intended to be non-statutory stock options. Such options were fully vested and exercisable on January 1, 2000.
(2) Based on options to purchase 395,273 shares of the Company's Common Stock granted in 1999.
(3)  All options were granted at the fair market value at the date of grant.
(4) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option, and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option, in each case without any discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. The amounts in this table may not necessarily be achieved.
(5) Mr. Salenger forfeited his stock option grant to acquire 10,000 shares of the Company's Common Stock on the date he resigned from his executive officer position with the Company.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                                NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                     UNDERLYING             IN-THE-MONEY
                                      NUMBER OF                  UNEXERCISED OPTIONS       OPTIONS HELD AT
                                       SHARES                    HELD AT DECEMBER 31,     DECEMBER 31, 1999
                                    ACQUIRED ON     VALUE        1999 (EXERCISABLE/         (EXERCISABLE/
     NAME                             EXERCISE    REALIZED (1)     UNEXERCISABLE)         UNEXERCISABLE) (2)
    ------------------------------  ------------  ------------  ---------------------- ------------------------

    John M. Siebert                     -0-           -0-          319,166/93,334        $2,670,103/$760,885
    John Hontz                          -0-           -0-          101,183/120,817           790,453/996,783
    Jack A. Khattar                     -0-           -0-              -0-/-0-                   -0-/-0-
    Keith P. Salenger                  20,000       $88,750         60,500/-0-               483,124/-0-

--------------------------
(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Based on the fair market value of the Company's Common Stock at December 31, 1999 of $13.063 per share minus the exercise price of the options.


                              EMPLOYMENT AGREEMENT

       Dr. Siebert has entered into an employment agreement (the "Agreement") with the Company whereby the Company agreed to employ Dr. Siebert as President and Chief Executive Officer of the Company until January 1, 2001. Under the terms of the Agreement, Dr. Siebert's annual base salary was set at $255,000 as of January 1, 1998. Dr. Siebert receives annual salary increases of 5% per year on January 1st for each year of the Agreement. In addition, the Agreement provides that Dr. Siebert will be paid a cash incentive bonus of up to 50% of his salary upon the Company's achievement of certain objectives. In the case of a change of control of the Company, Dr. Siebert will receive twelve months of compensation or the remainder of his compensation under the Agreement, whichever is longer (less amounts received in a subsequent job during such period), and a minimum cash bonus of $100,000 per year for each year remaining under the Agreement for which he has not already received a bonus. Pursuant to the Agreement, the Company pays Dr. Siebert a car allowance of $650 per month. The Agreement contains standard provisions regarding the protection of confidential information, a one-year covenant not to compete and a covenant not to recruit.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee of the Board of Directors (the "Committee") is currently composed of two non-employee directors: Messrs. Glarner and Ratoff.

       The Committee is responsible for setting and administering the compensation policies, annual executive officer compensation, making recommendations on potential bonus and stock option plans, granting bonuses and recommending to the Board of Directors grants of stock options to executive officers.
-------------------

* This Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

COMPENSATION PHILOSOPHY

     The goals of the Company's compensation program are to align compensation with business objectives and performance and to ensure the compensation program is sufficient to attract, motivate and retain executives of outstanding ability, potential and drive commensurate with the size and innovative development requirements of the Company. Key elements of this philosophy are:

         - The Company pays competitively with comparable small companies with which the Company competes for talent. To ensure that pay is competitive, the Company compares its pay practices with these companies and sets it pays parameters based in part on this review.

         - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

         - The Company provides significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company's business challenges.

     The Committee endeavors to balance Company needs and values with the employees' needs and believes that it is important that the Committee maintain this relationship.

BASE SALARY

     The base salaries of the executive officers are determined initially on the basis of one or more salary surveys conducted by third parties as well as surveys of pharmaceutical companies both nationally and more specifically in the Midwest, obtained from public information such as filings with the Securities and Exchange Commission and surveys conducted by technical analysts at financial institutions. Based upon such surveys, the executive officers' salaries are set within the ranges of the surveys targeted at the median. The exact level of base salary is determined after the Committee considers the experience and capability of the executive officer, the level of responsibility, and the needs of the Company.

PERFORMANCE COMPENSATION

     Corporate and individual goals are used to establish the basis for annual performance compensation awards. During the first quarter of each year, the President and Chief Executive Officer establishes corporate and individual objectives and assigns relative weights to each of such goals. At the end of the year, results are compared to such objectives, which are then used to develop final bonus and stock option recommendations to the Committee for the executive officers. Recommended awards are reviewed by the Committee generally in the last quarter of the plan year based on these corporate and individual performance objectives, and must be approved by the Committee prior to being granted or, in the case of stock options, recommended to the Board of Directors by the Committee and subsequently approved by the Board of Directors.

STOCK OPTIONS

     The President and Chief Executive Officer makes recommendations to the Committee regarding grants of stock options to the executive officers based on performance against individual and corporate objectives as well as surveys conducted by technical analysts at financial institutions based on public knowledge of other small companies. The Committee reviews these recommendations and performance against corporate objectives, as well as such surveys, and recommends to the Board of Directors grants of stock options to the executive officers. Such recommendation of grants may vary from the recommendation of the President and Chief Executive Officer as the Committee determines based on their knowledge and experience as well as other factors they deem relevant. The Committee views grants of stock options as incentives for performance and, as a result, current holdings are considered in recommending grants of additional stock options.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Dr. Siebert's salary, potential bonus and stock option grants are set forth in an employment agreement between the Company and Dr. Siebert, which was negotiated on behalf of the Board of Directors by Mr. Glarner at the direction of the Committee with due regard to Dr. Siebert's knowledge, experience, competitive salary information and market conditions at the time. The Employment Agreement is in the third year of its three-year term. Pursuant to the Employment Agreement, Dr. Siebert's salary and bonus for 1999 were $259,393 and $55,000, respectively. Bonuses and stock option grants in future years will be at the discretion of the Committee, provided that Dr. Siebert meets certain minimums established by the Committee in the case of bonuses.

     From the members of the Compensation Committee of CIMA LABS INC.

                                           Terrence W. Glarner
                                           Steven B. Ratoff

PERFORMANCE GRAPH*

     The following stock performance graph compares the cumulative total stockholder return on the Company's Common Stock ("CIMA") with the Russell 2000 Index (the "Russell 2000") and the Total Return Index for NASDAQ Pharmaceutical Stocks (the "NASDAQ Pharmaceuticals") for the five years ending December 31, 1999. Cumulative total stockholder return includes stock price appreciation and reinvested dividends, if any. No dividends have ever been paid on the Company's Common Stock, but some of the companies included in the calculation of the Russell 2000 and the NASDAQ Pharmaceuticals have paid dividends, which are assumed reinvested for purposes of calculating these indices.



                                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN **
                          CIMA, THE RUSSELL 2000 INDEX AND THE NASDAQ PHARMACEUTICALS INDEX
[GRAPH]
                                          12/94         12/95          12/96         12/97         12/98          12/99
                                        ----------    -----------    ----------    ----------    -----------    ----------

CIMA..................................   $100.00       $ 58.54        $ 59.76       $ 41.46       $ 25.61        $127.44
Russell 2000..........................   $100.00       $128.45        $149.64       $183.10       $178.44        $216.37
NASDAQ Pharmaceuticals................   $100.00       $183.41        $183.98       $189.98       $241.68        $451.62

---------------------------
     * This Performance Graph is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

     ** Assumes that the value of the investment in CIMA and each index was $100 on December 31, 1994 and that all dividends, if any, were reinvested.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director for such liabilities permitted under Delaware law, to the full extent permitted under Delaware law, subject to certain limitations.

                                  OTHER MATTERS

       The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                                     By Order of the Board of Directors


                                     /s/ David A. Feste

                                     David A. Feste
                                     Secretary
April 21, 2000

                                  [CIMA LOGO]

                                 CIMA LABS INC.

                                 ANNUAL MEETING

                               Friday,June 2,2000
                        2:00 p.m. Central Daylight Time

                                 CIMA LABS INC.
                             10000 Valley View Road
                             Eden Prairie,Minnesota




CIMA LABS INC.
10000 VALLEY VIEW ROAD, EDEN PRAIRIE, MINNESOTA 55344                      PROXY
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

By signing this proxy, you revoke all prior proxies and appoint John M. Siebert, Ph.D. and David A. Feste, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of CIMA LABS INC. (the "Company") held of record by the undersigned on April 14, 2000, at the Annual Meeting of Stockholders of the Company to be held on June 2, 2000 or at any adjournment thereof.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.




                      See reverse for voting instructions.

                                  [CIMA LOGO]

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
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                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors:   01 John M. Siebert, Ph.D.  02 Terrence W. Glarner       [ ] Vote FOR all        [ ]  Vote WITHHELD for
                            03 Steven B. Ratoff        04 Joseph R. Robinson, Ph.D.     nominees (except         all nominees
                                                                                        as marked to the
                                                                                        contrary below)
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE
NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)                      --------------------------------------------

2. Ratification of the appointment of Ernst & Young LLP as the independent          --------------------------------------------
auditors of the Company for the fiscal year ending December 31, 2000.               [ ] For         [ ] Against      [ ] Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM. THE
PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box [ ]
Indicate changes below:                                                                     Date
                                                                                                 -----------------------------

                                                                                     --------------------------------------------

                                                                                     --------------------------------------------
                                                                                     Signature(s) in Box
                                                                                     Please sign exactly as your name(s)
                                                                                     appear(s) on the Proxy. If held in
                                                                                     joint tenancy, all persons must
                                                                                     sign. Trustees, administrators,
                                                                                     etc., should include title and
                                                                                     authority. Corporations should
                                                                                     provide the full name of
                                                                                     corporation and title of authorized
                                                                                     officer signing the proxy.

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